UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM	8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 3, 2025

X4 PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38295	27-3181608
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

61 North Beacon Street,	4th Floor
Boston,	Massachusetts	02134
(Address of principal executive offices)		(Zip Code)

(857) 529-8300
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)
_______________________________________________________________________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	XFOR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01 Other Events.

As previously disclosed on a Current Report on Form 8-K filed by X4 Pharmaceuticals, Inc. (the “Company”), on August 13, 2024, the Company received a deficiency letter (the “Nasdaq Letter”) from The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that, for the last 32 consecutive business days, the closing bid price of the Company’s shares of common stock, $0.001 par value per share (“Common Stock”), has not been maintained at the minimum required closing bid price of at least $1.00 per share, as required for continued listing on the Nasdaq Capital Market pursuant to Nasdaq Listing Rule 5550(a)(2) (the “Bid Price Rule”).

The Nasdaq Letter did not result in the immediate delisting of the Company’s Common Stock, and the Company’s Common Stock has continued to trade uninterrupted on the Nasdaq Capital Market under the symbol “XFOR.” The Company was provided an initial 180 calendar days, or until February 10, 2025 (the “Compliance Date”), to regain compliance with the minimum bid price requirement.

The Company received written notice from Nasdaq indicating that although the Company was not in compliance with the Bid Price Rule, Nasdaq determined that the Company is eligible for an additional 180 calendar day compliance period, or until August 11, 2025 (the “Second Compliance Date”), to regain compliance. Nasdaq’s determination was based on the Company meeting the continued listing requirement for market value of publicly held shares and all other initial listing standards for the Nasdaq Capital Market with the exception of the Bid Price Rule, and the Company’s provided written notice of its confirmation to cure the deficiency during the additional compliance period, by effecting a reverse stock split, if necessary.

The Company intends to actively monitor the closing bid price of its Common Stock and, as appropriate, will consider available options to regain compliance with the Bid Price Rule, including seeking to effect a reverse stock split, if necessary. There can be no assurance that the Company will be able to regain compliance with the Bid Price Rule by the Second Compliance Date or will otherwise be in compliance with other Nasdaq listing criteria and that the Company will be able to maintain its listing with Nasdaq.

If the Company does not regain compliance with the Minimum Bid Price Rule by the Second Compliance Date, Nasdaq will notify the Company that its Common Stock is subject to delisting. At that time, the Company may appeal Nasdaq’s delisting determination to a Nasdaq hearings panel. However, there can be no assurance that, if the Company receives a delisting notice and appeals the delisting determination, such an appeal would be successful. The Company’s receipt of the Second Compliance Date does not affect the Company’s business, operations or reporting requirements with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934 the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

X4 PHARMACEUTICALS, INC.

Date: March 3, 2025	By:	/s/ Adam S. Mostafa
Name: Adam S. Mostafa
Title: Chief Financial Officer